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                                                                   EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------



We consent to the incorporation by reference in the Registration Statement on Form S-8 of Frontier Airlines, Inc., of our report dated June 14, 1996 relating to the balance sheet of Frontier Airlines, Inc. as of March 31, 1996, and the related statements of operations, stockholders' equity and cash flows for the years ended March 31, 1996 and 1995, which report appears in the March 31, 1996 annual report on Form 10-KSB of Frontier Airlines, Inc.



                                            KPMG PEAT MARWICK LLP


Denver Colorado
October 2, 1996